Press Release

Hythiam Contact:
Sanjay Sabnani
(310) 444-5335
ssabnani@hythiam.com

Investment Community:
Budd Zuckerman
Genesis Select
(303) 415-0200
bzuckerman@genesisselect.com

HYTHIAM ANNOUNCES LICENSING AGREEMENT TO OFFER HANDS™ PROTOCOLS
THROUGH ARDENT HEALTH SERVICES FACILITIES

–Leading Behavioral Hospital Network to Deploy Protocols in Five Initial Sites–

LOS ANGELES, CA—February 23, 2005— Hythiam, Inc. (AMEX: HTM), a healthcare services management company that delivers to treatment providers both proprietary administrative services and physiological protocols designed to treat addiction, announced today that it has signed a licensing and services agreement to offer its HANDS™ Protocols to Ardent Health Services, a leading network of behavioral hospitals and one of the largest providers of inpatient and outpatient mental health services.

The agreement calls for licensing of the HANDS™ Protocols initially into five Ardent Health Services behavioral hospitals – BHC Alhambra Hospital, a full service psychiatric hospital that offers inpatient, partial hospitalization, eating disorder and substance abuse treatment, located in California’s San Gabriel Valley; Intermountain Hospital, a full service psychiatric hospital and residential treatment center located in Boise, Idaho; Montevista Hospital, a full service psychiatric hospital offering inpatient and outpatient services for behavioral, chemical detox and rehabilitation, located in Las Vegas, Nevada; West Hills Hospital, a behavioral health care services facility offering inpatient hospitalization, chemical detox and rehabilitation, and intensive outpatient psychiatric and chemical dependency treatment, located in Reno, Nevada; and Fairfax Hospital, a full-service psychiatric hospital located in Kirkland, Washington, a suburb of Seattle, that provides treatment services for adults, adolescents, and children through inpatient and partial hospitalization.

“This agreement represents a milestone for Hythiam in that Ardent Health Services is the first network of behavioral hospitals to license the HANDS™ Protocols,” said Terren S. Peizer, Hythiam’s Chairman and CEO. “Ardent Health Services is a leader in dealing with behavioral diseases and their expertise in this area, combined with their commitment to comprehensive, innovative approaches to ending the cycle of dependency, creates an ideal environment for incorporation of our HANDS™ Protocols. Additionally, the location of Ardent Health Services facilities in rural and suburban environments greatly enhances our reach in providing these protocols to diverse communities.”

“The HANDS™ Protocol, especially because of its emphasis on addressing both the physiological and psychological causes of the disease of addiction, lends itself to the outpatient services approach of our facilities” said Harry Silsby, M.D., national Medical Director for behavioral services at Ardent Health Services.

About HANDS™
Hythiam’s HANDS™ Protocols are designed for use by healthcare providers to treat those diagnosed with dependencies to alcohol, cocaine, methamphetamine and other addictive stimulants, as well as combinations of these drugs. The HANDS™ Protocols include medically supervised procedures designed to target receptor sites in the brain that regulate neurotransmitters implicated in brain processes of substance dependency. Changes in the neurochemistry of the brain underlie the hallmarks of substance dependency, including craving, tolerance, withdrawal symptoms and relapse. The HANDS™ Protocols also provide for a maintenance program that includes medications and incentives for patients to continue with the recovery process through individualized continuing care programs. As a result, the HANDS Protocols represent a comprehensive approach to managing substance dependence that is designed to address both the physiological and psychological aspects of the disease, thereby offering patients an opportunity to transition into a healthier lifestyle.

About Ardent Health Services
Ardent Health Services is a provider of healthcare services to communities throughout the United States. Ardent currently operates 35 hospitals in 14 states, providing a full range of medical/surgical, psychiatric and substance abuse services to patients ranging from children to adults.

About Hythiam, Inc.
Hythiam, Inc. is a healthcare services management company, focused on delivering solutions for those suffering from alcoholism and addiction. Hythiam researches, develops, licenses and commercializes innovative physiological treatment protocols. Additionally, Hythiam provides proprietary administrative services to assist physicians and facilities with staff education, clinical services, marketing and sales support, and outcomes tracking methodologies for data analysis. For further information please visit www.hythiam.com.

Forward-Looking Statements
Except for statements of historical fact, the matters discussed in this press release are forward looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond the company’s control that may cause actual results to differ materially from stated expectations. These risk factors include, among others, limited operating history and lack of statistically significant formal research studies, difficulty in developing, exploiting and protecting proprietary technologies, intense competition and substantial regulation in the healthcare industry; and additional risks factors as discussed in the reports filed by the company with the Securities and Exchange Commission, which are available on its website at http://www.sec.gov.

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